                                                                      EXHIBIT 99


             TOWER FINANCIAL CORPORATION REPORTS THIRD QUARTER 2003
                  NET INCOME OF $0.61 MILLION, UP 43.6 PERCENT

FORT WAYNE, INDIANA -- October 31, 2003 -- Tower Financial Corporation (Nasdaq:
TOFC) today announced net income for the third quarter of 2003 of $0.61 million compared to $0.43 million for the third quarter of 2002, an increase of 43.6 percent. Fully diluted earnings per share increased 10.5 percent to $0.16 from $0.14 last year. Per share results were impacted by a 30.0 percent increase in average fully diluted shares outstanding arising from the rights offering and limited public offering completed in August 2002.

For the nine months year-to-date, net income was $1.23 million compared to $1.10 million for the prior year nine-months, an increase of 11.5 percent. Diluted earnings per share were $0.31 for the first nine months of 2003 versus $0.40 for the 2002 period. Again, per share results were impacted by a 44.9 percent increase in average shares outstanding.

Donald F. Schenkel, Chairman and Chief Executive Officer, commented, "We are pleased to report higher earnings driven by a strong, diversified revenue stream. Net interest income and fee income are both contributing significantly to our earnings momentum, a reflection both of our value-driven strategy and its enthusiastic reception by our Fort Wayne community. Our strong, high-quality earnings are even more noteworthy given the persistent softness of the local economy.

"Wealth services is a core element of our vision to serve our community, and this past quarter, we expanded our group to include the not-for-profit sector. We appointed an experienced professional with strong, local roots to serve as Director of Development, Charitable Endowments and Foundations. We are confident this initiative will be a valuable contributor to our wealth services revenue and to the health and vitality of the Fort Wayne community, and further our reputation as the wealth services provider of choice in our area.

"The challenges we have faced this year arising from the unauthorized mortgage loan activity we previously disclosed are reaching their conclusion. We are working through the claims process and are optimistic about a favorable resolution."

Total revenue, consisting of net interest income and non-interest income, was $4.0 million for the third quarter of 2003, an increase of 18.6 percent over the $3.3 million reported in prior-year third quarter. Net interest income grew 15.7 percent to $3.0 million, reflecting a 19.1 percent increase in average earning assets. The net interest margin was 3.06 percent compared to 3.04 percent in the previous quarter and 3.15 percent in the year-ago quarter. Mr. Schenkel noted, "We experienced lower funding costs arising from liability repricings, which enabled us to stabilize our net interest margin this past quarter. However, the low-rate environment continued to exert downward pressure on our earning asset yields. "

Non-interest income was $0.92 million for the third quarter of 2003, an increase of 29.4 percent above the prior-year third quarter. Mr. Schenkel commented, "We are pleased in the progress we have made to diversify our revenue sources. Our focus on meeting the broad range of client needs with quality products and services produced strong growth in all categories of non-interest income." Tower experienced exceptional growth in service charges on deposit accounts, up 58.8 percent, trust fees, up 21.5 percent; and other income, up 56.5 percent. Mortgage refinancing volumes and the related growth in mortgage broker income slowed somewhat, but was still a strong 13.9 percent. Mr. Schenkel noted the Company's continued success in expanding its trust management and trust services group. Trust accounts and assets under management rose 19.4 percent and 21.5 percent, respectively, above last year's third quarter; assets under management now total $274 million.

Non-interest expense for the 2003 third quarter was $2.7 million, a 23.8 percent increase over the $2.2 million reported for the year-ago quarter. Most of this growth related to infrastructure, personnel, marketing and professional costs requisite to supporting the Company's growing asset and revenue base. In addition, costs associated with the unauthorized mortgage loan activity previously disclosed represented about one-fourth of the increase in non-interest expense. Mr. Schenkel noted that the combination of these additional costs had a short-term impact on the efficiency ratio, which was
67.62 percent for the current quarter compared to 64.77 percent for the same period last year.

Asset quality trends showed improvement over the last quarter. According to Mr. Schenkel, "We are maintaining sound asset quality in the face of a soft local economy. Non-performing assets and net charge-offs are down from last quarter, but we are nonetheless continuing our conservative posture in reserving for potential loan losses." Non-performing loans at September 30, 2003 were 0.43 percent of total loans compared to 0.26 percent for the prior-year quarter. Net charge-offs were $185,000, or 0.20 percent of average loans on an annualized basis, compared to $198,000, or 0.27 percent for the year-ago quarter, and $255,000, or 0.29 percent, for the second quarter of 2003. Of the $952,000 in net charge-offs realized during the first nine months of 2003, $600,000 were related to the unauthorized mortgage loans. Tower's allowance for loan losses increased to 1.51 percent of period-end loans from 1.46 percent twelve months ago.

Assets reached $428.0 million at September 30, 2003, a 20.0 percent increase over the $356.5 million reported for the year-ago quarter. Reflecting new business relationships, loans outstanding grew by $72.6 million, or 24.1 percent, reaching $374.0 million at September 30, 2003. Loan growth was funded by a combination of new deposits and proceeds from the issuance of common stock in 2002. Deposits increased $72.5 million, or 24.9 percent; non-interest bearing deposits rose 36.9 percent, and represented 15.1% of total deposits.

Shareholders' equity was $40.2 million at September 30, 2003, an increase of 4.1 percent from the $38.6 million at September 30, 2002. The Company continues its `well-capitalized' status; the total risk-based capital ratio was 12.63 percent. Quarter-end shares outstanding totaled 3,932,194.

ABOUT THE COMPANY

Tower Financial Corporation is the bank holding company for Tower Bank & Trust, a fast-growing de novo bank that opened in February 1999. The only publicly-held bank headquartered in Fort Wayne, Indiana, Tower provides a wide variety of bank and trust services to businesses and consumers located in Northeast Indiana. Tower Financial Corporation's common stock is listed on the Nasdaq National Market under the symbol `TOFC'.

SAFE HARBOR PROVISION

This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank. These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Reform Act of 1995.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by the Corporation with the Securities and Exchange Commission and available via EDGAR. These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.








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Tower Financial Corporation
CONSOLIDATED BALANCE SHEETS
At September 30, 2003, December 31, 2002 and September 30, 2002

                                                                        (unaudited)                        (unaudited)
                                                                       SEPTEMBER 30      DECEMBER 31      SEPTEMBER 30
                                                                           2003              2002             2002
-----------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                                $ 13,923,286     $  9,228,782      $ 12,710,883
Short-term investments and interest-earning deposits                      9,386,607       13,598,037         8,989,224
Federal funds sold                                                       14,392,772       13,341,860        20,571,373
                                                                  -----------------------------------------------------
    Total cash and cash equivalents                                      37,702,665       36,168,679        42,271,480

Securities available for sale, at fair value                             10,066,980       11,170,570        10,141,278
FHLBI and FRB stock                                                       2,085,200        2,057,500                 -
Loans held for sale                                                         108,203        5,769,700         1,709,400

Loans                                                                   373,959,995      321,339,946       301,397,678
Allowance for loan losses                                                (5,628,757)      (4,745,672)       (4,406,882)
                                                                  -----------------------------------------------------
    Net loans                                                           368,331,238      316,594,274       296,990,796

Premises and equipment, net                                               2,710,526        2,625,602         2,700,571
Accrued interest receivable                                               1,353,369        1,092,806         1,162,280
Other assets                                                              5,645,554        1,831,785         1,561,980
                                                                  -----------------------------------------------------

    Total assets                                                       $428,003,735     $377,310,916      $356,537,785
                                                                  =====================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
  Noninterest-bearing                                                  $ 54,935,268     $ 42,966,347      $ 40,133,875
  Interest-bearing                                                      308,528,314      267,617,640       250,807,377
                                                                  -----------------------------------------------------
    Total deposits                                                      363,463,582      310,583,987       290,941,252

Short-term borrowings                                                     1,060,000        1,060,000         1,060,000
Federal Home Loan Bank advances                                          19,000,000       21,500,000        21,500,000
Trust preferred securities                                                3,500,000        3,500,000         3,500,000
Accrued interest payable                                                    259,716          272,303           222,161
Other liabilities                                                           554,551        1,219,763           742,236
                                                                  -----------------------------------------------------
    Total liabilities                                                   387,837,849      338,136,053       317,965,649

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized;
  no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000
  shares authorized; issued and outstanding - 3,932,194
  shares at Sept 30, 2003; 3,931,184 shares at December
  31, 2002 and 3,929,232 shares at Sept 30, 2002                         37,202,542       37,190,692        37,155,135
Retained earnings                                                         2,990,948        1,760,778         1,148,841
Accumulated other comprehensive income, net of tax of
  $(18,403) at September 30, 2003; $148,928 at December
  31, 2002 and $178,773 at September 30, 2002                               (27,604)         223,393           268,160
                                                                  -----------------------------------------------------
    Total stockholders' equity                                           40,165,886       39,174,863        38,572,136
                                                                  -----------------------------------------------------

    Total liabilities and stockholders' equity                        $ 428,003,735    $ 377,310,916     $ 356,537,785
                                                                  =====================================================


Tower Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 30, 2003 and 2002
(unaudited)


                                                 FOR THE THREE MONTHS ENDED         FOR THE NINE MONTHS ENDED
                                                       SEPTEMBER 30,                      SEPTEMBER 30,
                                             ----------------------------------  ----------------------------------
                                                    2003              2002               2003             2002
-------------------------------------------------------------------------------  ----------------------------------
INTEREST INCOME:
     Loans, including fees                       $ 4,354,464       $ 4,081,900       $12,755,646       $11,481,755
     Securities - taxable                             72,247           106,510           246,423           267,716
     Securities - tax exempt                          29,950            17,339            71,454            37,365
     Other interest income                            36,868           114,742           134,507           319,098
                                             ----------------------------------  ----------------------------------
         Total interest income                     4,493,529         4,320,491        13,208,030        12,105,934
INTEREST EXPENSE:
     Deposits                                      1,242,841         1,451,724         3,933,029         4,279,489
     Short-term borrowings                             4,724             4,963            34,181            18,549
     FHLB advances                                   127,419           156,914           388,464           286,384
     Trust preferred securities                       79,335            79,336           238,005           238,298
                                             ----------------------------------  ----------------------------------
         Total interest expense                    1,454,319         1,692,937         4,593,679         4,822,720
                                             ----------------------------------  ----------------------------------

Net interest income                                3,039,210         2,627,554         8,614,351         7,283,214
PROVISION FOR LOAN LOSSES                            300,000           475,000         1,835,000         1,295,000
                                             ----------------------------------  ----------------------------------

Net interest income after provision
   for loan losses                                 2,739,210         2,152,554         6,779,351         5,988,214

NONINTEREST INCOME:
     Trust fees                                      337,974           278,255         1,031,318           797,509
     Service charges                                 164,075           103,340           472,870           292,576
     Loan broker fees                                259,925           228,282           744,861           441,560
     Gain on sale of securities                            -                 -           190,766                 -
     Other fees                                      158,339           101,163           448,219           291,790
                                             ----------------------------------  ----------------------------------
         Total noninterest income                    920,313           711,040         2,888,034         1,823,435

NONINTEREST EXPENSE:
     Salaries and benefits                         1,532,737         1,243,213         4,137,202         3,538,758
     Occupancy and equipment                         303,888           270,124           909,951           752,462
     Marketing                                        47,298            65,116           258,354           178,107
     Data processing                                  88,353            74,659           260,756           207,464
     Loan and professional costs                     202,433           150,837           529,516           368,018
     Office supplies and postage                      64,723            77,193           202,662           174,757
     Courier service                                  72,975            60,205           209,260           174,553
     Other expense                                   364,898           220,888         1,205,604           603,938
                                             ----------------------------------  ----------------------------------
         Total noninterest expense                 2,677,305         2,162,235         7,713,305         5,998,057
                                             ----------------------------------  ----------------------------------

INCOME BEFORE INCOME TAXES                           982,218           701,359         1,954,080         1,813,592
Income taxes expense                                 367,240           273,100           723,910           709,900
                                             ----------------------------------  ----------------------------------

NET INCOME                                       $   614,978       $   428,259       $ 1,230,170       $ 1,103,692
                                             ==================================  ==================================

BASIC EARNINGS PER COMMON SHARE                  $      0.16       $      0.14       $      0.31       $      0.41
DILUTED EARNINGS PER COMMON SHARE                $      0.16       $      0.14       $      0.31       $      0.40
Average common shares outstanding                  3,932,194         3,030,464         3,931,905         2,698,654
Average common shares and dilutive
Average common shares and dilutive
  potential common shares outstanding              3,954,794         3,042,338         4,004,821         2,763,588


Tower Financial Corporation
CONSOLIDATED FINANCIAL HIGHLIGHTS
Third Quarter 2003
(unaudited)

                                                                                  QUARTERLY
                                                     -----------------------------------------------------------------
                                                      3RD QTR        2ND QTR       1ST QTR       4TH QTR      3RD QTR
($ in thousands except for share data)                  2003           2003          2003          2002         2002
                                                     ----------     ---------     ---------     ---------    ---------
EARNINGS
   Net interest income                               $    3,039         2,858         2,717         2,767        2,627
   Provision for loan loss                           $      300           690           845           470          475
   NonInterest income                                $      920           930         1,038         1,131          711
   NonInterest expense                               $    2,677         2,410         2,626         2,418        2,162
   Net income                                        $      615           430           185           612          428
   Basic earnings per share                          $     0.16          0.11          0.05          0.16         0.14
   Diluted earnings per share                        $     0.16          0.11          0.05          0.16         0.14
   Average shares outstanding                         3,932,194     3,932,194     3,931,319     3,926,526    3,030,464
   Average diluted shares outstanding                 3,954,794     3,969,399     4,002,326     3,935,412    3,063,541

PERFORMANCE RATIOS
   Return on average assets *                             0.60%         0.44%         0.20%         0.67%        0.50%
   Return on average common equity *                      6.12%         4.36%         1.90%         6.25%        5.74%
   Net interest margin *                                  3.06%         3.04%         3.04%         3.13%        3.15%
   Efficiency ratio                                      67.62%        63.62%        69.93%        62.03%       64.77%

CAPITAL
   Average equity to average assets                       9.73%        10.10%        10.50%        10.75%        8.68%
   Tier 1 leverage capital ratio                         10.65%        10.99%        11.35%        11.75%       12.28%
   Tier 1 risk-based capital ratio                       11.38%        11.75%        11.92%        12.57%       13.02%
   Total risk-based capital ratio                        12.63%        13.01%        13.17%        13.82%       14.27%
   Book value per share                              $    10.21         10.09          9.97          9.97         9.83

ASSET QUALITY
   Net charge-offs                                   $      185           255           512           131          198
   Net charge-offs to average loans *                     0.20%         0.29%         0.62%         0.17%        0.27%
   Allowance for loan losses                         $    5,629         5,514         5,079         4,746        4,407
   Allowance for loan losses to total loans               1.51%         1.55%         1.49%         1.48%        1.46%
   Nonperforming loans                               $    1,625         1,936         1,470           719          796
   Other real estate owned                           $       80            80             -             -            -
   Nonperforming loans to total loans                     0.43%         0.54%         0.43%         0.22%        0.26%
   Nonperforming assets to total assets                   0.40%         0.50%         0.37%         0.19%        0.22%

END OF PERIOD BALANCES
   Total assets                                      $  428,004       407,010       397,381       377,311      356,538
   Total earning assets                              $  410,000       388,593       377,887       367,278      342,809
   Total loans                                       $  373,960       355,234       340,553       321,340      301,398
   Total deposits                                    $  363,464       343,049       334,055       310,584      290,944
   Stockholders' equity                              $   40,166        39,662        39,221        39,175       38,572

AVERAGE BALANCES
   Total assets                                      $  409,912       391,830       375,722       361,386      340,499
   Total earning assets                              $  395,586       378,783       363,974       351,633      332,098
   Total loans                                       $  366,453       346,946       333,206       313,884      294,877
   Total deposits                                    $  345,268       327,676       309,312       295,231      283,852
   Stockholders' equity                              $   39,875        39,581        39,451        38,860       29,564



* annualized